EXHIBIT A

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "AZCO MINING INC.", CHANGING ITS NAME FROM "AZCO MINING INC." TO "SANTA FE GOLD CORPORATION", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF AUGUST, A.D. 2007, AT 11:30 O'CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor, Secretary of State

2270553 8100

070938619

AUTHENTICATION: 5943516

DATE: 08-21-07

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:30 AM 08/20/2007
FILED 11:30 AM 08/20/2007
SRV 070938619 - 2270553 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Azco Mining Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST & FOURTH" so that, as amended, said Article shall be and read as follows:

> FIRST: The name of the corporation is Santa Fe Gold Corporation.
>
> FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Two Hundred Million (200,000,000) shares consisting of Common Stock, $.002 par value per share ("Common Stock").

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 25th day of July, 2007.

By: [signature]
Authorized Officer

Title: President & CEO

Name: W. Pierce Carson
Print or Type

052471

BK 1181 PG 0942

State of Delaware

Office of Secretary of State

I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF AZCO MINING INC. FILED IN THIS OFFICE ON THE EIGHTH DAY OF AUGUST, A.D. 1991, AT 11:45 O'CLOCK A.M.

* * * * * * * * * *

RECEIVED FOR RECORD NCCO
91 AUG 13 A 8:36.5

PAULETTE SULLIVAN MOORE
000000

DEPARTMENT OF STATE
OFFICE OF THE SECRETARY OF STATE
DELAWARE

731220039

Michael Harkins, Secretary of State

AUTHENTICATION: *3136633

DATE: 08/08/1991

3| 74696

CERTIFICATE OF INCORPORATION
OF
AZCO MINING INC.

FIRST: The name of the corporation is Azco Mining Inc.

SECOND: The address of the corporation's registered office is 1209 Orange Street, County of New Castle, Wilmington, Delaware. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: (a) The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

(b) In furtherance of the foregoing purposes, the corporation shall have and may exercise all of the rights, powers and privileges granted by the General Corporation Law of the State of Delaware. In addition, it may do everything necessary, suitable and proper for the accomplishment of any of its corporate purposes.

FOURTH: The total number of shares which the corporation shall have the authority to issue is 100,000,000 shares of common stock, par value $.001 per share.

FIFTH: The name and address of the incorporator is:

Sandra L. Wainer
Parcel, Mauro, Hultin & Spaanstra, P.C.
1801 California Street, Suite 3600
Denver, Colorado 80202

SIXTH: The names and mailing addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualify are as follows:

NAME	ADDRESS
John E. Dreier	165 So. Union Blvd., Ste. 350 Lakewood, Colorado 80228
Richard C. Moores, II	165 So. Union Blvd., Ste. 350 Lakewood, Colorado 80228
Anthony R. Harvey	580 Hornby Street, 5th Floor Vancouver, B.C., Canada V6C 2E7
Alan P. Lindsay	580 Hornby Street, 5th Floor Vancouver, B.C., Canada V6C 2E7
Andrew Malim	No. 10 Artillery Passage London, England #17LS

SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class

of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

EIGHTH: Elections of directors need not be by written ballot unless the bylaws of the corporation so provide.

NINTH: The board of directors of the corporation is expressly authorized to adopt, amend, or repeal the bylaws of the corporation.

TENTH: To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

ELEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

Dated this 8th day of August, 1991.

Sandra L. Wainer
Sandra L. Wainer, Incorporator

1848.11\slwde.001

INDEXED

PLEASE RETURN TO
THE CORPORATION TRUST COMPANY

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